UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015 (August 5, 2015)

Lumos Networks Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35180	80-0697274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreements

On August 5, 2015, Lumos Networks Corp. (the “Company”) entered into a notes purchase agreement (the “Notes Purchase Agreement”), between the Company and Lumos Debt Holdings, L.P. (the “Notes Purchaser”) and on August 6, 2015, issued $150 million in aggregate principal amount of its 8.00% Notes due 2022 (the “Notes”) in a private offering to the Notes Purchaser. On August 5, 2015, the Company also entered into a warrants purchase agreement (the “Warrants Purchase Agreement,” and, together with the Notes Purchase Agreement, the “Purchase Agreements”), between the Company and Lumos Investment Holdings, Ltd. (the “Warrants Purchaser”) and on August 6, 2015, issued warrants (the “Warrants”) to purchase up to 5,500,000 shares (subject to adjustment) of the Company’s common stock (the “Common Stock”) in a private offering to the Warrants Purchaser. Pamplona Capital Management (“Pamplona”), a leading global private equity firm, formed the Notes Purchaser and the Warrants Purchaser for purposes of its investment in the Company.

The net proceeds from issue and sale of the Notes and Warrants, after payment of closing costs, will be used to pay off a portion of the Company’s existing Credit Facility and for general corporate purposes, including to fund future growth opportunities.

The foregoing descriptions of the Notes Purchase Agreement and the Warrants Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Notes Purchase Agreement and Warrants Purchase Agreement, which are filed as Exhibit 10.1and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Notes and the Warrants are further described below.

Notes

The Notes bear interest at an annual fixed rate of 8.00% and mature on August 15, 2022. Interest is payable in arrears on a quarterly basis on August 15, November 15, February 15 and May 15 of each year, beginning on November 15, 2015. Interest is payable in cash or, at the election of the Company, through the issuance of additional notes or by adding the amount of the accrued interest to the unpaid principal amount of the Notes outstanding at that time. The Notes include customary events of default, upon which the Notes Purchaser may declare the outstanding principal amount of and accrued and unpaid interest on the Notes to be due and payable immediately.

The Company may, at any time and from time to time, prepay all or any portion of the outstanding principal amount of the Notes at a prepayment price (expressed as a percentage of principal amount of the Notes to be prepayed) equal to 108%. In connection with each prepayment of principal, the Company will also pay all accrued and unpaid interest on the principal amount of the Notes being repaid. In addition, the Company will prepay 108% of the entire outstanding principal amount of the Notes upon the occurrence of a Change of Control. In connection with such mandatory prepayment, the Company will also pay all accrued and unpaid interest on the principal amount of the Notes being repaid.

Subject to compliance with applicable federal and state securities laws, the Notes are freely transferable by the Notes Purchaser.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Warrants

The Warrants are exercisable by the Warrants Purchaser at any time, in whole or in part, from the date of issuance until August 6, 2022 and contain customary anti-dilution provisions. The initial exercise price of the Warrants is $13.99 per share of Common Stock (the “Initial Exercise Price”), which was the closing bid price per share of the Common Stock prior to the announcement of the transaction on August 5, 2015, and is subject to adjustment for certain anti-dilution events as set forth in the Warrants. The Warrants are exercisable on a cashless basis and may be net-share settled only. The following table sets forth the number of shares of Common Stock issuable upon exercise of the Warrants in accordance with its terms based on hypothetical Market Prices (as defined in the Warrants) per share of Common Stock assuming the Initial Exercise Price and 22,900,237 shares of Common Stock outstanding as of August 3, 2015:

Hypothetical Market Price per Share of Common Stock	Number of Shares of Common Stock Issuable upon Exercise of the Warrants	Percent of Outstanding Shares of Common Stock
$15.00	370,333	1.59%
$17.50	1,103,143	4.60%
$20.00	1,652,750	6.73%
$22.50	2,080,222	8.33%

Subject to two exceptions, the Warrants prohibit the Company from taking any action or entering into any agreement that would result in the Company being required to adjust the exercise price of the Warrants below the Initial Exercise Price. The first exception allows the Company to take such an action or enter into such an agreement if the Company has previously obtained stockholder approval to issue the Common Stock underlying the Warrants for less than the greater of book or market value of the Common Stock. The second exception allows the Company to take such an action or enter into such an agreement if, at the time of exercise of the Warrants, the Company agrees to issue to the holder of the Warrants no more than the maximum number of shares of Common Stock that can be issued without the requirement of stockholder approval under applicable Nasdaq rules and the Company pays to such holder cash in lieu of the additional shares of Common Stock that would otherwise be issued to such holder at the time of exercise.

Subject to compliance with applicable federal and state securities laws, the Warrants are freely transferable by the Warrants Purchaser.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Investors Rights Agreement

On August 6, 2015, in connection with the Purchase Agreements, the Company entered into an Investors Rights Agreement with the Warrants Purchaser under which the Warrants Purchaser is entitled to customary “demand” rights to cause the Company to register the Common Stock underlying the Warrants. The Company also agreed to use its best efforts to register the Common Stock underlying the Warrants on a shelf registration statement, and to effect shelf takedowns of such Common Stock, subject to certain conditions.

In addition, under the Investors Rights Agreement, the Warrants Purchaser has the right to designate two directors to the Company’s Board of Directors (the “Board”). However, if the Notes Purchaser’s ownership of the Notes falls below 65% of the aggregate principal amount of the Notes, the Warrants Purchaser is entitled to designate only one director to the Board; and if the Notes Purchaser’s ownership of the Notes falls below 35% of the aggregate principal amount of the Notes, the Warrants Purchaser is no longer entitled to designate a director to the Board.

On August 6, 2015, pursuant to the Investors Rights Agreement, the Company appointed William M. Pruellage and Peter D. Aquino to the Board, effective immediately, until their respective successors are elected and qualified or their respective resignations or removals in accordance with the Company’s Amended and Restated Bylaws.

The Investors Rights Agreement will remain in effect so long as the Warrants and the Common Stock underlying the Warrants remain outstanding.

The foregoing description of the Investors Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investors Rights Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of Credit Agreement

On August 5, 2015, Lumos Networks Operating Company (the “Borrower”), a wholly-owned subsidiary of the Company, entered into an amendment (the “Third Amendment”) to the Credit Agreement, dated as of April 30, 2013, among the Borrower, the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), the Initial Issuing Bank (as defined therein) and CoBank, ACB, as collateral agent and administrative agent, as amended (the “Credit Agreement”). Under the Third Amendment, the Required Lenders (as defined therein) agreed to certain modifications to the Credit Agreement in connection with the issuance of the Notes and Warrants, including permitting the Borrower to make loans to the Company to enable the Company to make certain payments for fees, expenses or other costs incurred in connection with the performance of the Company’s obligation with respect to registration rights and other similar obligations under the Investors Rights Agreement and permitting the Borrower to make certain payments to the Company to enable the Company to make payments as required or permitted under the Notes, subject to certain conditions.

As provided for in the Third Amendment, the Borrower will prepay the Credit Facility (as defined in the Credit Agreement) by $40,000,000.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is set forth above under Item 1.01 and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information required to be disclosed under this Item 2.03 is set forth above under Item 1.01 and incorporated herein by reference.

The offer and sale of the Notes and the Warrants will not be registered under the Securities Act of 1933, as amended, or the Securities Act, at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Notes and the Warrants have not and will not involve a public offering as each of the Notes Purchaser and the Warrants Purchaser are “accredited investors” as defined under Section 501 promulgated under the Securities Act and no general solicitation has been involved in the offer and sale of the Notes or the Warrants.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 5, 2015, upon a recommendation of the Nominating and Governance Committee of the Board and in accordance with the Investors Rights Agreement (as discussed above), the Board increased the size of the Board to nine directors and elected Messrs. Pruellage and Aquino to the Board effective as of such date. The Board has not yet determined to which committees of the Board Messrs. Pruellage and Aquino will be appointed.

Mr. Pruellage, age 42, is a partner at Pamplona. Prior to Pamplona, Mr. Pruellage was co-president of Castle Harlan, Inc., a private equity firm that focuses on buyouts and growth capital investments in middle-market companies across a range of industries, where he was employed from 1997 to 2014. From 1995 to 1997, he worked in the Mergers & Acquisitions division of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Pruellage is a graduate of Georgetown University in Washington, D.C.

Mr. Aquino, age 54, is the chairman, president and chief executive officer of Broad Valley Micro Fiber Networks Inc., a private telecommunications company. Mr. Aquino recently served as the Executive Chairman of Primus Telecom Group, Inc. (“PTGI”), an international telecommunications company, until April 30, 2013, transitioning from chairman and chief executive officer after a nearly three-year assignment with the company. Prior to PTGI, Mr. Aquino was the president and chief executive officer of RCN Corporation, a provider of internet, digital television and phone services, from December 2004 until its go-private sale in August 2010. Mr. Aquino currently serves as a board member of TiVo, Inc. and Fairpoint Communications, Inc. Mr. Aquino is a graduate of Montclair State College in New Jersey and has a Masters of Business Administration from George Washington University in Washington, D.C.

Mr. Pruellage is a partner at Pamplona, an affiliate of the Notes Purchaser and Warrants Purchaser. The information required to be disclosed under this Item 5.02 with respect to Item 404(a) of Regulation S-K is set forth above under Item 1.01 and incorporated herein by reference. Mr. Aquino does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Notes Purchase Agreement, dated as of August 5, 2015, between the Company and Lumos Debt Holdings, L.P.

10.2	Warrants Purchase Agreement, dated as of August 5, 2015, between the Company and Lumos Investment Holdings, Ltd.

10.3	8.00% Notes due August 15, 2022

10.4	Warrants to Purchase 5,500,000 shares of Common Stock of the Company

10.5	Investors Rights Agreement, dated as of August 6, 2015, between the Company and Lumos Investment Holdings, Ltd.

10.6	Third Amendment to Credit Agreement, dated as of August 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Notes Purchase Agreement, dated as of August 5, 2015, between the Company and Lumos Debt Holdings, L.P.

10.2	Warrants Purchase Agreement, dated as of August 5, 2015, between the Company and Lumos Investment Holdings, Ltd.

10.3	8.00% Notes due August 15, 2022

10.4	Warrants to Purchase 5,500,000 shares of Common Stock of the Company

10.5	Investors Rights Agreement, dated as of August 6, 2015, between the Company and Lumos Investment Holdings, Ltd.

10.6	Third Amendment to Credit Agreement, dated as of August 5, 2015